QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.38

CREDIT AGREEMENT

Dated as of August 14, 2002

among

NEUSTAR, INC.,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent, Lender and L/C Issuer,

and

The Other Lenders Party Hereto

BANK OF AMERICA, N.A.,

as

Sole Lead Arranger and Sole Book Manager

6.04	Binding Effect	40
6.05	Financial Statements; No Material Adverse Effect	40
6.06	Litigation	40
6.07	No Default	40
6.08	Ownership of Property; Liens	40
6.09	Environmental Compliance	41
6.10	Insurance	41
6.11	Taxes	41
6.12	ERISA Compliance	41
6.13	Subsidiaries	41
6.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act	41
6.15	Disclosure	42
6.16	Compliance with Laws	42
6.17	Intellectual Property; Licenses, Etc	42
ARTICLE VII. AFFIRMATIVE COVENANTS
7.01	Financial Statements	42
7.02	Certificates; Other Information	43
7.03	Notices	44
7.04	Payment of Obligations	45
7.05	Preservation of Existence, Etc	45
7.06	Maintenance of Properties	45
7.07	Maintenance of Insurance	45
7.08	Compliance with Laws and Contractual Obligations	45
7.09	Books and Records	45
7.10	Inspection Rights	45
7.11	Use of Proceeds	46
7.12	New Subsidiaries and Pledgors	46
7.13	Banking Relationship	47
7.14	Deposit Account	47
7.15	Travel Policy	47
ARTICLE VIII. NEGATIVE COVENANTS
8.01	Liens	48
8.02	Investments	48
8.03	Indebtedness	49
8.04	Fundamental Changes	50
8.05	Dispositions	50
8.06	Restricted Payments	51
8.07	Change in Nature of Business	51
8.08	Transactions with Affiliates	51
8.09	Burdensome Agreements	52
8.10	Use of Proceeds	52
8.11	Financial Covenants	52
8.12	Capital Expenditures	53
8.13	Subsidiary Securities	53
8.14	Amendment of Stockholders' Agreements and Lockheed Note	53
ARTICLE IX. EVENTS OF DEFAULT AND REMEDIES
9.01	Events of Default	53

9.02	Remedies Upon Event of Default	55
9.03	Application of Funds	55
ARTICLE X. ADMINISTRATIVE AGENT
10.01	Appointment and Authorization of Administrative Agent	56
10.02	Delegation of Duties	57
10.03	Liability of Administrative Agent	57
10.04	Reliance by Administrative Agent	57
10.05	Notice of Default	57
10.06	Credit Decision; Disclosure of Information by Administrative Agent	58
10.07	Indemnification of Administrative Agent	58
10.08	Administrative Agent in Its Individual Capacity	59
10.09	Successor Administrative Agent	59
10.10	Administrative Agent May File Proofs of Claim	59
10.11	Collateral and Guaranty Matters	60
ARTICLE XI. MISCELLANEOUS
11.01	Amendments, Etc	60
11.02	Notices and Other Communications; Facsimile Copies	61
11.03	No Waiver; Cumulative Remedies	62
11.04	Attorney Costs, Expenses and Taxes	62
11.05	Indemnification by the Borrower; Limitation of Liability	63
11.06	Payments Set Aside	63
11.07	Successors and Assigns	64
11.08	Confidentiality	66
11.09	Set-off	67
11.10	Interest Rate Limitation	67
11.11	Counterparts	67
11.12	Integration	67
11.13	Survival of Representations and Warranties	67
11.14	Severability	68
11.15	Tax Forms	68
11.16	Governing Law	69
11.17	Waiver of Right to Trial by Jury	70
SIGNATURES		71
SCHEDULES
2.01	Commitments and Pro Rata Shares	1
4.03	Information Regarding Collateral	1
6.05	Supplement to Interim Financial Statements	1
6.06	Litigation	1
6.13	Subsidiaries and Other Equity Investments	1
8.01	Existing Liens	1
8.03	Existing Indebtedness	1
11.02	Administrative Agent's Office, Certain Addresses for Notices	1

EXHIBITS
Form of
A	Loan Notice	A-1
B	Note	B-1
C	Compliance Certificate	C-1
D	Assignment and Assumption	D-1
E	Guaranty	E-1
F	Borrower's Counsel Opinion	F-1
G	No Default Certificate	G-1

v

CREDIT AGREEMENT

        This CREDIT AGREEMENT ("Agreement") is entered into as of August 14, 2002, among NEUSTAR, INC., a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Lender and L/C Issuer.

        The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

        In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

        1.01    Defined Terms.    As used in this Agreement, the following terms shall have the meanings set forth below:

        "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

        "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

        "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

        "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 25% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

        "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Aggregate Commitments" means the Commitments of all the Lenders.

        "Agreement" means this Credit Agreement.

        "Applicable Rate" means,

          (A)  until receipt by the Administrative Agent pursuant to Section 7.01(a) of audited consolidated financial statements for the Borrower and its Subsidiaries evidencing compliance with Section 8.11 through December 31, 2002, (i) with respect to Base Rate Loans, 2.00%, (ii) with respect to Eurodollar Rate Loans and LIBOR Floating Rate Loans, 3.75% and (iii) with respect to the commitment fee referred to in Section 2.08(a), 1.00%;

          (B)  after receipt by the Administrative Agent of the financial statements referred to in (A) above, but prior to receipt by the Administrative Agent pursuant to Section 7.01(b) of the consolidated financial statements for the Borrower and its Subsidiaries evidencing compliance with Section 8.11 through June 30, 2003, (a) with respect to Base Rate Loans, 1.75%, (b) with respect to Eurodollar Rate Loans and LIBOR Floating Rate Loans, 3.50% and (c) with respect to the commitment fee referred to in Section 2.08(a), 0.75%;

          (C)  after receipt by the Administrative Agent of the financial statements evidencing compliance referred to in (B) above, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate, LIBOR Daily Floating Rate and Letter of Credit Fee	Base Rate
1	≤1.00:1	.375%	2.00%	.250%
2	>1.00:1 but ≤1.50:1	.500%	2.50%	.750%
3	>1.50:1 but ≤2.00:1	.500%	2.75%	1.00%
4	>2.00:1	.625%	3.00%	1.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the third Business Day immediately following the date a Compliance Certificate is received by the Administrative Agent pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not received by the Administrative Agent when due in accordance with such Section, then pricing level 4 shall apply as of the third Business Day after the date on which such Compliance Certificate was required to have been delivered to the Administrative Agent until such Compliance Certificate is delivered.

        "Arranger" means Bank of America, in its capacity as sole lead arranger and sole book manager.

        "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit D.

        "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services to the extent internal counsel has been utilized and all out-of-pocket expenses and disbursements of internal counsel paid to third parties in connection with this Agreement.

        "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

        "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

        "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

        "Available Amount" means

          (A)  until the Administrative Agent receives (i) the financial statements required pursuant to Section 7.01(b) and Section 7.02(b) and a Compliance Certificate evidencing compliance with

  Section 8.11 as of and through September 30, 2002, and (ii) a copy of the notice by the Borrower to North American Portability Management, LLC, with proof of mailing, as to the increase in the Available Amount pursuant to (B) below, $10,000,000; and

          (B)  after receipt by the Administrative Agent of the items referred to in (A) above, but before the Administrative Agent receives (i) a Compliance Certificate, pursuant to Section 7.02(b), evidencing compliance with Section 8.11 as of and through December 31, 2002, and (ii) a copy of the notice by the Borrower to North American Portability Management, LLC, with proof of mailing, as to the increase in the Available Amount pursuant to (C) below, $20,000,000; and

          (C)  thereafter, the Aggregate Commitments.

        "Bank of America" means Bank of America, N.A. and its successors.

        "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

        "Borrower" has the meaning specified in the introductory paragraph hereto.

        "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Washington, D.C. or the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

        "Cash Collateralize" has the meaning specified in Section 2.03(g).

        "Change of Control" means, with respect to any Person, an event or series of events by which:

          (a)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

          (b)   during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

        "Closing Date" means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 5.01 (or, in the case of Section 5.01(b), waived by the Person entitled to receive the applicable payment).

        "Code" means the Internal Revenue Code of 1986.

        "Collateral" means, collectively, all property of the Borrower, any Subsidiary or any other Person in which the Administrative Agent or any Lender is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document; provided, however, that Collateral shall not include (i) any SOW Receivables, as defined in the DB Loan Agreement, or the Financed SOW Receivables Tracking Certificate, as defined in the Master Trust Agreement, or any proceeds thereof, (ii) any other items of collateral pledged to Deutsche Bank AG, New York Branch, as administrative agent under the DB Loan Agreement and (iii) leasehold interests.

        "Commitment" means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

        "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

        "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income and (iv) other expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and (v) for the fiscal quarter ending September 30, 2002, restructuring costs actually incurred and not included in any reserve by the Borrower or its Subsidiaries in connection with the termination and relocation of employees in connection with the closure of certain offices of the Borrower or its Subsidiaries in Washington, D.C. and Chicago, Illinois in an aggregate amount not to exceed $600,000, and minus (b) (i) all non-cash items, including but not limited to amortization of the NANPA Contract Reserve, increasing Consolidated Net Income for such period, and (ii) net lease expenses related to the Washington D.C. and Chicago, Illinois offices which is charged against the restructuring reserve.

        "Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary; provided, however, in no event shall Consolidated Funded Indebtedness include any amounts incurred pursuant to the SOW Receivables Securitization.

        "Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP, and (c) that amount paid with respect to any Off-Balance Sheet Liabilities (other than the SOW Receivables Securitization) of the Borrower or any Subsidiary that is the functional equivalent of interest.

        "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

        "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

        "Consolidated Net Worth" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and its Subsidiaries on that date.

        "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "Control" has the meaning specified in the definition of "Affiliate."

        "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

        "DB Guaranty" means the Guaranty dated as of November 2, 2001 by the Borrower in favor of Deutsche Bank AG, New York Branch, as in effect on the Closing Date.

        "DB Loan Agreement" means the Loan Agreement, dated as of November 2, 2001, by and among NeuStar Funding, as borrower thereunder, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders party thereto, as in effect on the Closing Date.

        "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

        "Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan or a LIBOR Floating Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

        "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

        "Direct Foreign Subsidiary" means a Subsidiary other than a Domestic Subsidiary a majority of whose Voting Securities, or a majority of whose Subsidiary Securities, are owned by the Borrower or a Domestic Subsidiary.

        "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

        "Dollar" and "$" mean lawful money of the United States.

        "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

        "Eligible Assignee" has the meaning specified in Section 11.07(g).

        "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for

PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

        "Eurodollar Base Rate" has the meaning set forth in the definition of Eurodollar Rate.

        "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate	=	Eurodollar Base Rate 1.00-Eurodollar Reserve Percentage

        Where,

        "Eurodollar Base Rate" means, for such Interest Period:

          (a)   the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b)   if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c)   if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

        "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

        "Event of Default" has the meaning specified in Section 9.01.

        "Existing Credit Agreement" means that certain Loan and Security Agreement dated as of March 19, 2001, as amended, between the Borrower and Wachovia Bank, N.A.

        "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

        "Fee Letter" means the letter agreement, dated June 20, 2002, among the Borrower, the Administrative Agent and the Arranger.

        "Foreign Lender" has the meaning specified in Section 11.15(a)(i).

        "FRB" means the Board of Governors of the Federal Reserve System of the United States.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Grantor" has the meaning specified in Section 4.03(a).

        "Guarantors" means, collectively, each Domestic Subsidiary now or hereafter existing (excluding NeuStar Funding and NeuLevel), which has executed a Guaranty as required by Section 5.01(a)(i) or 7.12.

        "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

        "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit E, as supplemented from time to time by the execution and delivery of a Guaranty Joinder Agreement, and as otherwise amended, modified, supplemented or amended and restated from time to time.

        "Guaranty Joinder Agreement" means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Guaranty, executed and delivered by a Guarantor to the Administrative Agent pursuant to Section 7.12, as amended, modified, supplemented or amended and restated.

        "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a)   all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b)   all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (c)   net obligations of such Person under any Swap Contract;

          (d)   all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

          (e)   indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f)    capital leases and Synthetic Lease Obligations;

          (g)   Off-Balance Sheet Liabilities (other than the SOW Receivables Securitization); and

          (h)   all Guarantees of such Person in respect of any of the foregoing.

        For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

        "Indemnified Liabilities" has the meaning set forth in Section 11.05.

        "Indemnitees" has the meaning set forth in Section 11.05.

        "Information" has the meaning set forth in Section 11.08.

        "Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith by and among the Borrower, NeuStar Funding, the Administrative Agent, on behalf of the Lenders, and Deutsche Bank AG, New York Branch, in its capacity as administrative agent under the DB Loan Agreement, and NeuStar Master Trust, relating to, among other things, the respective rights of the Lenders and the lenders party to the DB Loan Agreement in and to the LNP Receivables and the SOW Receivables, respectively.

        "Interest Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; and (b) as to any Base Rate Loan, or LIBOR Floating Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

        "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one or three months thereafter, as selected by the Borrower in its Loan Notice; provided that:

            (i)  any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

           (ii)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii)  no Interest Period shall extend beyond the Maturity Date.

        "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

        "IP Rights" has the meaning set forth in Section 6.17.

        "IRS" means the United States Internal Revenue Service.

        "Joinder Agreements" means, collectively, Guaranty Joinder Agreements, the Pledge Joinder Agreements and the Security Joinder Agreements.

        "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

        "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

        "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

        "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

        "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

        "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

        "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

        "Letter of Credit" means any standby letter of credit issued hereunder.

        "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

        "Letter of Credit Expiration Date" means the day that is six months after the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

        "Letter of Credit Sublimit" means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

        "LIBOR Daily Floating Rate" means the fluctuating rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate page 3750 (or any successor page) as the 1 month London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in the Administrative Agent's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs (the "Index"). If for any reason such rate is not available, the term "LIBOR Daily Floating Rate" shall mean the fluctuating rate of interest equal to the rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the 1 month London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in the Administrative Agent's sole discretion for then-applicable reserve requirements, deposit insurance assessment rate and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates. Any change in the rate will take effect on the date of such change in the Index as indicated on Telerate Page 3750. Interest will accrue on any non-banking day at the rate in effect on the immediately preceding banking day.

        "LIBOR Floating Rate Loan" means a Loan that bears interest at a rate based on the LIBOR Daily Floating Rate.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

        "Liquid Assets" means (i) cash, (ii) demand deposits or interest-bearing time and eurodollar deposits, certificates of deposit or similar banking arrangements with banks which have capital and surplus of not less than $250,000,000; (iii) direct obligations of the United States of America in the form of United States Treasury obligations or any governmental agency or instrumentality whose obligations constitute full faith and credit obligations of the United States of America, which have maturities of 10 years or less; (iv) commercial paper rated P-2 or higher by Moody's or A-2 or higher by S&P; (v) bonds and other fixed income instruments (including tax-exempt bonds) rated investment grade from companies or public entities, and mutual funds that invest substantially all of their assets in such bonds and other fixed income instruments, either owned directly by the Borrower or managed on the Borrower's behalf by any nationally recognized investment advisor who or which has assets under management in excess of $250,000,000; (vi) repurchase agreements or similar arrangements with banks which have capital and surplus of not less than $250,000,000; and (vii) mutual funds or money market funds that invest substantially all of their assets in instruments described in the subsections above;

provided, however, that none of the items in clauses (i) through (vii) shall be subject to any Liens other than those incurred under the Loan Documents.

        "LNP Contract" means, collectively, those certain agreements for Number Portability Administration Center/Service Management System between the Borrower, as successor in interest to Lockheed Martin IMS Corporation, and North American Portability Management LLC on behalf of each of Northeast Carrier Acquisition Contractor, LLC; Mid-Atlantic Carrier Acquisition Company, LLC; LNP, LLC; Southwest Region Portability Company, LLC; Southeast Number Portability Administration Company, LLC; Western Region Telephone Number Portability, LLC; and West Coast Portability Services, LLC.

        "LNP Receivables" means all other amounts due under the LNP Contract that are not SOW Receivables but does not include Non-Recurring Items (as defined in the DB Loan Agreement).

        "LNP Receivables Tracking Certificate" means the certificate representing a beneficial interest in the NeuStar Master Trust and the right to receive any amounts available for distribution in connection with the LNP Receivables.

        "Loan" has the meaning specified in Section 2.01.

        "Loan Document(s)" means this Agreement, each Note, the Fee Letter, the Guaranty (including the Guaranty Joinder Agreements), the Security Instruments and the Intercreditor Agreement.

        "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

        "Loan Parties" means, collectively, the Borrower and each Guarantor.

        "Lockbox Account Agreement" means that certain Lockbox Agreement of even date herewith by and between the Administrative Agent and the Borrower establishing the restricted account at Bank of America into which all payments under the LNP Receivables Tracking Certificate shall be required to be deposited.

        "Lockheed Note" means the $17,000,000 promissory note of the Borrower in favor of Lockheed Martin IMS Corporation dated December 1, 1999.

        "Master Trust Agreement" means that certain trust agreement dated as of November 2, 2001, by and among NeuStar Funding, The Bank of New York, as trustee, and The Bank of New York (Delaware), as Delaware Trustee.

        "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

        "Maturity Date" means the later of (a) August 15, 2003 and (b) if maturity is extended pursuant to Section 2.13, such extended maturity date as determined pursuant to such Section.

        "Maximum Rate" has the meaning set forth in Section 11.10.

        "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

        "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

        "Net Cash Proceeds" means:

          (a)   with respect to the sale of any asset by the Borrower or any Subsidiary, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such sale (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees, commissions and expenses incurred by the Borrower or any Subsidiary in connection with such sale and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection therewith; provided, however, that with respect to the sale of any asset by NeuLevel, the calculation of Net Cash Proceeds received with respect thereto shall be equal to a percentage of the amount otherwise determined as set forth above equal to that percentage of the total fully adjusted equity ownership interest in NeuLevel which is owned by the Borrower and its Subsidiaries collectively; and

          (b)   with respect to the issuance of Indebtedness by the Borrower or any Subsidiary, the amount of cash received, as and when received, net of all out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such issuance.

        "NeuLevel" means NeuLevel, Inc., a Delaware corporation and Subsidiary of the Borrower, in which a minority shareholder owns beneficially and of record not more than 10% of the fully adjusted equity ownership interests.

        "NeuLevel Stockholders' Agreement" means that certain Stockholders' Agreement dated as of April 27, 2001 by and among the Borrower, Melbourne IT Limited and NeuLevel.

        "NeuStar Funding" means NeuStar Funding, LLC, a Delaware limited liability company and Subsidiary of the Borrower.

        "NeuStar Master Trust" means that certain trust established pursuant to the Master Trust Agreement.

        "NeuStar Stockholders' Agreement" means that certain Amended and Restated Stockholders Agreement dated as of June 5, 2001 by and among the Warburg Entities, as defined and named therein, Lockheed Martin Investments, Inc., Universal Telecommunications Inc., DB Capital Investors, L.P., ABS Capital Partners IV-A, L.P., ABS Capital Partners IV Special Offshore, L.P., the Management Investors, as defined and named therein, the Borrower and the Trustees, as defined and named therein.

        "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

        "Numbering Line of Business" means the line of business of the Borrower conducted thereby pursuant to the terms of and the authorization granted thereto under the LNP Contract and activities related to North America Numbering Plan Administration and National Pooling Administration.

        "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising (i) under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (ii) under any Swap Contract relating to the Indebtedness hereunder between such Loan Party and any Lender or an Affiliate thereof, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any

Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

        "Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

        "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

        "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

        "Outstanding Amount" means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

        "Participant" has the meaning specified in Section 11.07(d).

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

        "Permitted Liens" has the meaning specified in Section 8.01.

        "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

        "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

        "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Securities Pledge Agreement dated as of the date hereof among the Borrower, certain Guarantors and the Administrative Agent for the benefit of the Secured Parties, as supplemented from time to time by the execution and delivery of Pledge Joinder Agreements pursuant to Section 5.01(a) or 7.12, and (ii) with respect to any Subsidiary Securities issued by a Direct Foreign Subsidiary, any additional or substitute charge, agreement, document, instrument or conveyance, in form and substance acceptable to the Administrative Agent, conferring under applicable foreign law upon the Agent for the benefit of the Secured Parties a Lien upon such Subsidiary Securities as are owned by the Borrower or any Domestic Subsidiary, in each case as hereafter amended, modified, supplemented (including by Pledge Agreement Supplement) or amended and restated from time to time.

        "Pledge Agreement Supplement" means, with respect to each Pledge Agreement, the Pledge Agreement Supplement substantially in the form attached as an Exhibit to such Pledge Agreement.

        "Pledged Interests" means (i) 65% of the Voting Securities of each Direct Foreign Subsidiary (or if the Borrower and its Subsidiaries shall own less than 65%, then all of the Voting Securities owned by them) and 100% of the other Subsidiary Securities of such Direct Foreign Subsidiary, (ii) all of the Subsidiary Securities of NeuLevel owned by the Borrower and its Subsidiaries, and (iii) all of the Subsidiary Securities of all other Domestic Subsidiaries other than NeuLevel.

        "Pledge Joinder Agreement" means each Pledge Joinder Agreement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Guarantor to the Agent of the benefit of the Secured Parties under the Pledge Agreement pursuant to Section 7.12, as amended, modified, supplemented or amended and restated.

        "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

        "Register" has the meaning set forth in Section 11.07(c).

        "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

        "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

        "Required Lenders" means, as of any date of determination, at least two Lenders having in the aggregate more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, at least two Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further, that if only two Lenders have Commitments or have outstanding Loans owing thereto hereunder, Required Lenders means both Lenders and if there is only one Lender, that Lender.

        "Responsible Officer" means the chief executive officer, president, chief operating officer, chief financial officer, senior vice president, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

        "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

        "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

        "Secured Parties" means, collectively, with respect to each of the Security Instruments, the Administrative Agent, the Lenders and such other Persons for whose benefit the Lien thereunder is conferred, as therein provided.

        "Security Agreement" means the Security Agreement dated as of the date hereof by the Borrower and one or more of the Guarantors to the Administrative Agent for the benefit of the Secured Parties, as supplemented from time to time by the execution and delivery of Security Joinder Agreements pursuant to Section 7.12, as the same may be otherwise supplemented or amended, modified, or amended and restated.

        "Security Instruments" means, collectively, the Pledge Agreement (including the Pledge Joinder Agreements and the Pledge Agreement Supplements), the Security Agreement (including the Security Joinder Agreements), the Lockbox Account Agreement, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary or other Person shall grant or convey to the Administrative Agent or the Lenders a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document, as any of them may be amended, modified or supplemented from time to time.

        "Security Joinder Agreement" means each Security Joinder Agreement, substantially in the form thereof attached to the Security Agreement, executed and delivered by a Guarantor to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement pursuant to Section 7.12, as amended, modified, supplemented or amended and restated.

        "Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

        "SOW Receivables" means amounts due under the Statements of Work for Additional Services pursuant to Article 13 of each LNP Contract.

        "SOW Receivables Securitization" means the securitization of the SOW Receivables pursuant to the DB Loan Agreement.

        "SOW Receivables Securitization Documents" means the DB Loan Agreement, the Master Trust Agreement, the Servicing Agreement, the Receivables Transfer Agreement, the DB Guaranty, and the LNP Receivables Tracking Certificate, all dated as of November 2, 2001, and the Deutsche Bank Parent Security Agreement dated as of the date hereof, each relating to the securitization of the SOW Receivables, as in effect on the Closing Date.

        "Subsidiary" of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

        "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

        "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

        "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

        "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

        "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

        "Type" means, with respect to a Loan, its character as a Base Rate Loan, LIBOR Floating Rate Loan or a Eurodollar Rate Loan.

        "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        "United States" and "U.S." mean the United States of America.

        "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

        "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

        1.02    Other Interpretive Provisions.    With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

        (a)   The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

        (b)   (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

           (ii)  Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii)  The term "including" is by way of example and not limitation.

          (iv)  The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

        (c)   In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

        (d)   Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

        1.03    Accounting Terms.    (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

        (b)   If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

        1.04    Rounding.    Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

        1.05    References to Agreements and Laws.    Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

        1.06    Times of Day.    Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

        1.07    Letter of Credit Amounts.    Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

        2.01    Loans.    Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the lesser of the Aggregate Commitments and the Available Amount, and (ii) the aggregate Outstanding Amount of the Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Loans may be Base Rate Loans, LIBOR Floating Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, that Loans may be LIBOR Floating Rate Loans only when Bank of America is the sole Lender hereunder.

        2.02    Borrowings, Conversions and Continuations of Loans.

        (a)   Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to LIBOR Floating Rate Loans or Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans or LIBOR Floating Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Section 2.03(c), each Borrowing shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

        (b)   Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

        (c)   Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

        (d)   The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

        (e)   After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be simultaneously more than five Interest Periods in effect with respect to Loans.

        2.03    Letters of Credit.

        (a)   The Letter of Credit Commitment.

            (i)  Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the lesser of the Aggregate Commitments and the Available Amount, (y) the aggregate Outstanding Amount of the Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

           (ii)  The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

            (A)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

            (B)  subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

            (C)  the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

            (D)  the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer having general applicability to all borrowers; or

            (E)  such Letter of Credit is in an initial amount less than $250,000, or is to be denominated in a currency other than Dollars or is requested to be a commercial or documentary, rather than standby, letter of credit; provided, however, that if such Letter of Credit is for the benefit of Information Leasing Corporation it may be issued in an initial amount of not less than $177,555.

          (iii)  The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

        (b)   Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

            (i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.

           (ii)  Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

          (iii)  If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each six-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such six-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied.

          (iv)  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

        (c)   Drawings and Reimbursements; Funding of Participations.

            (i)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof and provide copies of the documentation submitted in connection with such drawing. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the lesser of the Aggregate Commitments and the Available Amount and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

           (ii)  Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii)  With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

          (iv)  Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

           (v)  Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the

  L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi)  If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

        (d)   Repayment of Participations.

            (i)  At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

           (ii)  If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        (e)    Obligations Absolute.    The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i)  any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

           (ii)  the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii)  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv)  any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

           (v)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

        The Borrower shall as promptly as reasonably practicable examine a copy of each Letter of Credit and each amendment thereto that is delivered to it upon receipt and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower shall immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

        (f)    Role of L/C Issuer.    Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, special punitive, indirect or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        (g)    Cash Collateral.    Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Maturity Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall within three (3) Business Days Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, Liquid Assets or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such Liquid Assets, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked deposit accounts at Bank of America, and invested in certificates of deposits issued by Bank of America or other cash equivalents acceptable to the Administrative Agent.

        (h)    Applicability of ISP98.    Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

        (i)    Letter of Credit Fees.    The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a letter of credit fee for each Letter of Credit equal to the Applicable Rate for Letters of Credit times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

        (j)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.    At any time at which more than one Lender has Commitments hereunder, the Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letter. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

        (k)    Conflict with Letter of Credit Application.    In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

        2.04    Prepayments.

        (a)   The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

        (b)   If for any reason the Total Outstandings at any time exceed the lesser of the Aggregate Commitments and the Available Amount then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess (which prepayment shall not be subject to the limitations of Section 2.04(a)); provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans, the Total Outstandings exceed the lesser of the Aggregate Commitments and the Available Amount then in effect.

        (c)   In addition to the required payments of principal of the Loans set forth in Sections 2.06 and 2.04(b) and any optional payments of principal of the Loans effected under Section 2.04(a), the Borrower shall make the following required prepayments of the Loans (which prepayment shall not be subject to the limitations of Section 2.04(a)), each such payment to be made to the Administrative Agent for the benefit of the Lenders within the time period specified below:

            (i)  the Borrower shall make a prepayment from the proceeds of any issuance of any security constituting Indebtedness of the Borrower or any of its Subsidiaries (other than NeuLevel and NeuStar Funding) (but specifically excluding Indebtedness permitted to be incurred pursuant to Section 8.03(a), (b), (c), (d), (e) and (f)) in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of any such issuance; and

           (ii)  the Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment in an amount equal to (y) with respect to any Disposition of assets and other property in an amount greater than $50,000 by the Borrower or any of its Subsidiaries (other than NeuLevel) (but specifically excluding Dispositions permitted to occur pursuant to Section 8.05 (c), (d), (e), (g), (h) and (i)), one hundred percent (100%) of the Net Cash Proceeds of each Disposition and (z) with respect to any Disposition by NeuLevel of assets and other property in an amount greater than $250,000 (unless such proceeds are used or are to be used for working capital purposes by NeuLevel and such intended use is certified to the Administrative Agent in writing by a Responsible Officer of the Borrower prior to the time set forth herein by which such prepayment with respect to such proceeds would otherwise be required), the Borrower's pro rata portion (determined based on that percentage of the total fully adjusted equity ownership interest in NeuLevel which is owned by the Borrower and its Subsidiaries collectively) of the Net Cash Proceeds of such Disposition.

Each prepayment required under this Section 2.04(c) shall be made within ten (10) Business Days of receipt of such proceeds and upon not less than five (5) Business Days' written notice to the Administrative Agent, which notice shall include a certificate of an Responsible Officer setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment; provided, however, that the Borrower may hold such Net Cash Proceeds in escrow on behalf of the Administrative Agent and the Lenders in order to limit the applicable breakage and redeployment costs, including any amounts described under Section 3.05.

        2.05    Termination or Reduction of Commitments.    The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

        2.06    Repayment of Loans.    The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

        2.07    Interest.

        (a)   Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

        (b)   If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

        (c)   Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

        2.08    Fees.    In addition to certain fees described in subsections (i) and (j) of Section 2.03:

        (a)   Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the lesser of the Available Amount and the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

        (b)   Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

           (ii)  Without duplication of the fees set forth in (i) above, the Borrower shall pay to the Lenders such fees, including but not limited to upfront fees, as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

        2.09    Computation of Interest and Fees.    All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

        2.10    Evidence of Debt.

        (a)   The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

        (b)   In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

        2.11    Payments Generally.

        (a)   All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

        (b)   If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

        (c)   Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

            (i)  if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

           (ii)  if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Such payments shall not be subject to the limitations set forth in Section 2.04(a) and shall not be deemed prepayments of Loans pursuant to Section 2.04. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

        (d)   If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

        (e)   The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

        (f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

        2.12    Sharing of Payments.    If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

        2.13    Extension of Maturity Date.

        (a)   Not earlier than 60 days prior to, nor later than 30 days prior to, August 15, 2003 the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect. The Maturity Date shall be automatically extended for a one-year period following timely delivery of such extension notice if (i) on or prior to August 15, 2003, the Borrower delivers to the Administrative Agent the financial statements and certification required pursuant to Section 7.01(b) with respect to the fiscal quarter of the Borrower and its Subsidiaries ended June 30, 2003, and includes a Compliance Certificate evidencing a Consolidated Leverage Ratio determined as of June 30, 2003 for the four-quarter period then ended of less than 2.5 to 1.00, (ii) as of August 15, 2003 no Default or Event of Default under this Agreement has occurred and is continuing, and (iii) as of August 15, 2003 there shall not have occurred, in the reasonable judgment of the Administrative Agent, any material adverse change in the Numbering Line of Business of the Borrower.

        (b)   This Section shall supersede any provisions in Section 11.01 to the contrary.

        2.14    Increase in Commitments.

        (a)   Provided there exists no Default and that previously there has not occurred any voluntary or mandatory reduction in the Aggregate Commitments, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, on a one-time basis, request an increase in the Aggregate Commitments by an amount such that, after giving effect to any such increase, the Aggregate Commitments shall not exceed $25,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite one of AllFirst Bank or Wachovia Bank, N.A. to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

        (b)   If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01, and (B) no Default exists. The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

        (c)   This Section shall supersede any provisions in Sections 2.12 or 11.01 to the contrary.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01    Taxes.

        (a)   Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office or by a jurisdiction as a result of a present, former or future connection of the Administrative Agent or such Lender, as the case may be, with such jurisdiction, other than a connection resulting from or relating to the Loan Documents (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

        (b)   In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

        (c)   If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

        (d)   The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor, which demand shall be accompanied by a calculation in reasonable detail supporting such demand.

        3.02    Illegality.    If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

        3.03    Inability to Determine Rates.    If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

        3.04    Increased Cost and Reduced Return; Capital Adequacy.

        (a)   If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (accompanied by a calculation in reasonable detail supporting such demand and with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

        (b)   If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (accompanied by a calculation in reasonable detail supporting such demand and with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

        3.05    Funding Losses.    Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

        (a)   any continuation, conversion, payment or prepayment (other than pursuant to Section 2.11(c) or 3.02) of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

        (b)   any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

        For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

        3.06    Matters Applicable to All Requests for Compensation.    A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder and in reasonable detail the calculation thereof shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

        3.07    Survival.    All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.
SECURITY

        4.01    Security.    As security for the full and timely payment and performance of all Obligations, the Borrower shall, and shall cause all other Loan Parties to, on or before the Closing Date, do or cause to be done all things reasonably necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent for the benefit of the Secured Parties a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer except as expressly permitted hereunder. Without limiting the foregoing, on the Closing Date the Borrower shall deliver, and shall cause each of its Subsidiaries having rights in any Subsidiary Securities to deliver, to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (A) in the event such Subsidiary has rights in any Subsidiary Securities of a Domestic Subsidiary or Direct Foreign Subsidiary, (i) the Pledge Agreement which shall pledge to the Administrative Agent for the benefit of the Secured Parties the Pledged Interests of each Domestic Subsidiary and Direct Foreign Subsidiary, and (ii) if such Pledged Interests are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (B) the Security Agreement, (C) Uniform Commercial Code financing statements, in form, substance and number as requested by the Administrative Agent, reflecting the Lien in favor of the Secured Parties on the Pledged Interests and all other Collateral, (D) documents in form, substance and number as requested by the Administrative Agent for filing with the Federal Patent and Trademark Office, the Federal Copyright Office, or such other places as reasonably requested by the Administrative Agent, reflecting the Lien in favor of the Secured Parties in the trademarks, patents, copyrights and other intellectual property, if any, and (E) Qualifying Control Agreements (as defined in the Security Agreement) as provided in the Security Agreement. In addition, and without limiting the foregoing, the Borrower shall take and cause the Guarantors to take such further action, and deliver or cause to be delivered such further documents, as required by the Security Instruments or otherwise as the Administrative Agent may reasonably request to effect the transactions contemplated by this Article IV and each of the Security Instruments. The Borrower shall also, and shall cause each Subsidiary (other than NeuLevel) to also, pledge to the Administrative Agent for the benefit of the Secured Parties (and as appropriate to reaffirm its prior pledge of) all of the Pledged Interests of any Domestic Subsidiary or Direct Foreign Subsidiary acquired or created after the Closing Date, or otherwise acquired by any Subsidiary and not theretofore pledged to the Administrative Agent for the benefit of the Secured Parties, and to deliver to the Administrative Agent all of the documents and instruments in connection therewith as are required pursuant to the terms of Section 7.12 and of the Security Instruments.

        4.02    Further Assurances.    At the request of the Administrative Agent from time to time, the Borrower will or will cause all other Loan Parties, as the case may be, to execute, by their respective Responsible Officers, alone or with the Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Administrative Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrower or other Loan Party after the Closing Date and all Collateral moved to or from time to time located at locations owned by third parties, including without limitation all leased locations, bailees, warehousemen and third party processors. The Administrative Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Borrower or any Loan Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any other Loan Party as "debtor" and the Administrative Agent as "secured party", and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

        4.03    Information Regarding Collateral.    The Borrower represents, warrants and covenants that:

          (a)   the exact legal name, jurisdiction of formation and chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date, along with each location in which goods constituting Collateral are currently located, whether owned, leased or third-party locations (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), are specified on Schedule 4.03;

          (b)   other than as provided in (a) above, with respect to each Grantor Schedule 4.03 contains a true and complete list of (i) each exact legal name, jurisdiction of formation, and each location of the chief executive office of such Grantor at any time since July 1, 1997, (ii) each location owned or leased by a Grantor in which goods constituting Collateral are or have been located since July 1, 1997 (together with the name of each owner of the property located at such address if not the applicable Grantor), and (iii) each trade name, trademark or other trade style used by such Grantor since July 1, 1997 and the purposes for which it was used; and

          (c)   with respect to each Person (other than a Grantor) that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since July 1, 1997 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), Schedule 4.03 contains a true and complete list of the exact legal name, jurisdiction of formation and each address of each such Person at the time such merger, consolidation, contribution or transfer occurred.

The Borrower further covenants that it shall not change, and shall not permit any other Grantor to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than thirty (30) days' prior written notice to the Administrative Agent and taking or causing to be taken all such action at the Borrower's or such other Grantor's expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent in Collateral.

ARTICLE V.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

        5.01    Conditions of Initial Credit Extension.    The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver of the following conditions precedent:

        (a)   The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

            (i)  executed counterparts of this Agreement, the Security Agreement, the Pledge Agreement and the Lockbox Account Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

           (ii)  a Note executed by the Borrower in favor of each Lender requesting a Note;

          (iii)  such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;

          (iv)  such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower and each of its Subsidiaries is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

           (v)  an opinion of Kramer Levin Naftalis & Frankel LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, substantially in the form attached as Exhibit F;

          (vi)  a certificate signed by a Responsible Officer of each Loan Party certifying that except as has been obtained as of the Closing Date, no approval, consent, exemption, authorization, or other action by (other than in the case of enforcement, a court order), or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, and such consents, licenses and approvals previously obtained are in full force and effect;

         (vii)  a certificate signed by a Responsible Officer of the Borrower certifying that, except as disclosed to the Administrative Agent in writing, (A) the conditions specified in Sections 5.02(a) and (b) have been satisfied, (B) there has been no event or circumstance since the date of the Audited Financial Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) there is no action, suit, investigation or proceeding pending or, to his knowledge after reasonable investigation, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected (y) to materially and adversely affect the Borrower and its Subsidiaries, or (z) to affect any transaction contemplated hereby or the ability of the Borrower and its Subsidiaries or any other Loan Party to perform their respective obligations under the Loan Documents;

        (viii)  a certificate signed by a Responsible Officer of the Borrower certifying that Consolidated EBITDA is greater than zero for the month ending June 30, 2002, including a calculation to the reasonable satisfaction of the Administrative Agent of such Consolidated EBITDA;

          (ix)  a certificate signed by a Responsible Officer of the Borrower demonstrating compliance as of the Closing Date with the financial covenants contained in Section 8.11, substantially in the form of Exhibit C;

           (x)  evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

          (xi)  receipt by the Administrative Agent of the consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended December 31, 1999, 2000 and 2001, including balance sheet, income and cash flow statements audited by an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders and prepared in conformity with GAAP and such other financial information as the Administrative Agent may reasonably request;

         (xii)  evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

        (xiii)  Uniform Commercial Code search results showing only those Liens as are acceptable to the Lenders;

        (xiv)  receipt and review, with results reasonably satisfactory to the Administrative Agent and its counsel, of (A) information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management, if any, of the Borrower and its Subsidiaries and (B) the December 31, 2001 audit report by Ernst & Young covering the Borrower's accounts receivable, inventory and payables and the controls and systems of the Borrower and its Subsidiaries along with any final management letter or other report submitted to the Borrower by Ernst & Young in connection with such audit;

         (xv)  receipt by the Administrative Agent of (A) such waivers or amendments to any of the documents pertaining to the SOW Receivables Securitization as may be deemed necessary by the Administrative Agent in connection with the rights of the Lenders in and to the Collateral and (B) the Intercreditor Agreement;

        (xvi)  copies of the SOW Receivables Securitization Documents, the NeuStar Stockholders' Agreement, the NeuLevel Stockholders' Agreement and the Lockheed Note, certified by a Responsible Officer of the Borrower, to be true, correct and complete copies of such documents as in effect on the Closing Date;

       (xvii)  evidence reasonably satisfactory to the Administrative Agent that (A) the Consolidated EBITDA loss of the Borrower, excluding the Numbering Line of Business, for the quarter ended June 30, 2002 shall not have been greater than $8,500,000 and (B) the LNP Contract is in full force and effect;

      (xviii)  receipt by the Administrative Agent of the original LNP Receivables Tracking Certificate, duly endorsed in blank or with such other instruments of transfer as are acceptable to the Administrative Agent;

        (xix)  receipt by the Administrative Agent of a reliance letter in form and substance reasonably satisfactory to the Administrative Agent with respect to the legal opinion of Thacher Proffitt & Wood regarding the bankruptcy remote status of NeuStar Funding;

         (xx)  evidence of the filing of Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Administrative Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Administrative Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Administrative Agent may require, including without limitation the delivery by the Borrower of all stock certificates evidencing Pledged Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto;

        (xxi)  evidence of the consent of North American Portability Management LLC as to the Lien on the LNP Receivables granted in favor of the Administrative Agent pursuant to the Security Agreement;

       (xxii)  such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

          (b)   Any fees required to be paid on or before the Closing Date shall have been paid.

          (c)   Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

        5.02    Conditions to all Credit Extensions.    The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to another Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

        (a)   the representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01;

        (b)   no Default shall exist, or would result from such proposed Credit Extension; and

        (c)   the Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

        Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Administrative Agent and the Lenders that:

        6.01    Existence, Qualification and Power; Compliance with Laws.    Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

        6.02    Authorization; No Contravention.    The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens incurred under the Loan Documents) under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law binding upon the Borrower, except where any such conflict, contravention or violation would not reasonably be expected to have a Material Adverse Effect.

        6.03    Governmental Authorization; Other Consents.    Except as shall have been obtained, no approval, consent, exemption, authorization, or other action by (other than in the case of enforcement, a court order), or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

        6.04    Binding Effect.    This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to any applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights and secured parties generally, and subject to general principles of equity.

        6.05    Financial Statements; No Material Adverse Effect.

        (a)   The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof that are required in accordance with GAAP to be set forth on a balance sheet or in the notes thereto, including liabilities for taxes, material commitments and Indebtedness.

        (b)   The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated March 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 6.05 sets forth all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

        (c)   Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

        6.06    Litigation.    Except as disclosed in Schedule 6.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after reasonable investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

        6.07    No Default.    Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

        6.08    Ownership of Property; Liens.    Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 8.01.

        6.09    Environmental Compliance.    The Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws in all material respects.

        6.10    Insurance.    The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

        6.11    Taxes.    The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

        6.12    ERISA Compliance.

        (a)   Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (b)   There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

        (c)   (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

        6.13    Subsidiaries.    The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 6.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 6.13.

        6.14    Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

        (a)   The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

        (b)   None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

        6.15    Disclosure.    The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished and taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

        6.16    Compliance with Laws.    Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        6.17    Intellectual Property; Licenses, Etc.    The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

ARTICLE VII.
AFFIRMATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02, 7.03 and 7.11) cause each Subsidiary to:

        7.01    Financial Statements.    Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

        (a)   as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows, as well as line of business level income statements (down to the EBITDA line), for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

        (b)   as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, and cash flows, as well as line of business level income statements (down to the EBITDA line), for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

        (c)   as soon as available, but in any event within 20 days after the end of each of the first eleven months of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month, and the related consolidated statements of income or operations and cash flows for such month and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

        As to any information contained in materials furnished pursuant to Section 7.02(e), the Borrower shall not be separately required to furnish such information under clause (a), (b) or (c) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a), (b) and (c) above at the times specified therein.

        7.02    Certificates; Other Information.    Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

        (a)   concurrently with the delivery of the financial statements referred to in Section 7.01(a), (i) annual projections as to the Borrower's annual consolidated balance sheet, income statement and statement of cash flow and quarterly consolidated and line of business level income statements, with such annual projections relating to the following three-year period and such quarterly projections relating to the following two-year period and (ii) a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

        (b)   concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

        (c)   concurrently with the delivery of the financial statements referred to in Section 7.01(c), a certificate executed by a Responsible Officer of the Borrower in the form of Exhibit G attached hereto, to the effect that no Default or Event of Default exists or has occurred, or, if a Default or an Event of Default exists or has occurred, specifying the nature and period of existence thereof;

        (d)   promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

        (e)   promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

        (f)    promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request in writing; and

        (g)   promptly upon request by the Administrative Agent, copies of the LNP Contract or any SOW Receivables Securitization Document and any amendments or supplements thereto.

        Documents required to be delivered pursuant to Section 7.01(a), (b) or (c) or Section 7.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower's behalf on a relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) and the certificates required by Section 7.02(c) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates and other certificates required by Section 7.02(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

        7.03    Notices.    Promptly notify the Administrative Agent and each Lender:

        (a)   of the occurrence of any Default;

        (b)   of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary including, without limitation, the DB Loan Agreement and the DB Guaranty; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

        (c)   of the occurrence of any ERISA Event; and

        (d)   of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

        Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

        7.04    Payment of Obligations.    Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

        7.05    Preservation of Existence, Etc.    (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

        7.06    Maintenance of Properties.    (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, except, in either case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

        7.07    Maintenance of Insurance.    Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

        7.08    Compliance with Laws and Contractual Obligations.

        (a)   Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

        (b)   Comply in all material respects with the requirements of all Contractual Obligations applicable to it or to its business or property, except in such instances in which the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

        7.09    Books and Records.    (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

        7.10    Inspection Rights.    Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Administrative Agent or such Lender, as applicable, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours upon two (2) Business Days' notice to the Borrower.

        7.11    Use of Proceeds.    Use the proceeds of the Credit Extensions for the issuance of letters of credit, working capital, capital expenditures, refinancing of amounts outstanding under the Existing Credit Agreement and other general corporate purposes not in contravention of any Law or of any Loan Document.

        7.12    New Subsidiaries and Pledgors.

        (a)   As soon as practicable but in any event within 20 Business Days following the acquisition or creation of any Subsidiary, cause to be delivered to the Administrative Agent each of the following:

            (i)  a Guaranty Joinder Agreement (or in the event such Subsidiary is the first such Subsidiary following the Closing Date, the Guaranty), duly executed by such Subsidiary if such Subsidiary is a Domestic Subsidiary;

           (ii)  a Security Joinder Agreement duly executed by such Subsidiary (with all schedules thereto appropriately completed);

          (iii)  if such Subsidiary owns any real property that the Administrative Agent determines, in its reasonable discretion, is material, a mortgage or deed of trust, as applicable, with respect to such real property;

          (iv)  if any of the Subsidiary Securities issued by such Subsidiary are owned by a Subsidiary (other than NeuLevel) that has not then executed and delivered to the Administrative Agent the Pledge Agreement or a Pledge Joinder Agreement granting a Lien to the Administrative Agent, for the benefit of the Secured Parties, in such Pledged Interests, a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by the Subsidiary that directly owns such Pledged Interests;

           (v)  if any of the Subsidiary Securities issued by such Subsidiary are owned by the Borrower or a Subsidiary that has previously executed a Pledge Agreement or a Pledge Joinder Agreement, a Pledge Agreement Supplement by each Borrower and Subsidiary that owns any of such Pledged Interests with respect to such Pledged Interests in the form required by the Pledge Agreement;

          (vi)  if the Pledged Interests issued or owned by such Subsidiary constitute securities under Article 8 of the Uniform Commercial Code, (A) the certificates representing 100% of such Pledged Interest and (B) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

         (vii)  if such Subsidiary itself owns any Subsidiary, a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by such Subsidiary;

        (viii)  if such Subsidiary owns any IP Rights, a security agreement relating to such IP Rights in form and substance reasonably satisfactory to the Administrative Agent;

          (ix)  with respect to any Person that has executed a Pledge Joinder Agreement, a Pledge Agreement Supplement or a Security Joinder Agreement hereunder, Uniform Commercial Code financing statements naming such Person as "Debtor" and naming the Administrative Agent for the benefit of the Secured Parties as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on the Collateral conferred under such Security Instrument to the extent such Lien may be perfected by

  Uniform Commercial Code filing and, with respect to any IP Rights, such filings with the Patent and Trademark Office and the Copyright Office as the Administrative Agent may reasonably request;

           (x)  an opinion of counsel to each Subsidiary executing the Guaranty, a Joinder Agreement or a Pledge Agreement Supplement, as applicable, and the Borrower if it executes a Pledge Agreement Supplement, provided for in this Section 7.12 dated as of the date of delivery of such applicable Joinder Agreements (and other Loan Documents) provided for in this Section 7.12 and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, each of which opinions may be in form and substance, including assumptions and qualifications contained therein, substantially similar to those opinions of counsel delivered pursuant to Section 5.01(a).

          (xi)  current copies of the Organization Documents of each such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organization Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 7.12, all certified by the applicable Governmental Authority or appropriate officer as the Administrative Agent may reasonably elect.

        (b)   As soon as practicable but in any event within 10 Business Days following the acquisition of any Pledged Interests by any Subsidiary that has not theretofore executed the Pledge Agreement or a Pledge Joinder Agreement and that is not required to deliver a Pledge Joinder Agreement pursuant to the preceding provisions of this Section 7.12, cause to be delivered to the Administrative Agent a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by the Subsidiary, and the documents, stock certificates, stock powers, financing statements, opinions, Organization Documents and Organizational Action relating thereto and to the pledge contained therein and described in clauses (vi), (ix), (x) and (xi) of Section 7.12(a).

        7.13    Banking Relationship.    Maintain its primary commercial banking relationship for all traditional commercial banking products with Bank of America; provided, however, that the Borrower may maintain one or more operating accounts with Wachovia Bank, National Association pending the clearance of outstanding checks and automated drafts thereon; provided further, however, that to the extent that the balance in any such account exceeds $100,000 at any time after September 30, 2002, the Borrower shall promptly obtain and provide to the Administrative Agent a Qualifying Control Agreement, as defined in the Security Agreement, with Wachovia Bank, National Association with respect to such account.

        7.14    Deposit Account.    Cause all payments under the LNP Receivables Tracking Certificate to be directly deposited into a restricted account established with Bank of America pursuant to the Lockbox Agreement.

        7.15    Travel Policy.    Maintain and enforce a company policy prohibiting any four or more Management Investors, as defined in the NeuStar Stockholders' Agreement, from traveling together on any one aircraft at the same time.

ARTICLE VIII.
NEGATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

        8.01    Liens.    Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, the "Permitted Liens"):

        (a)   Liens pursuant to any Loan Document;

        (b)   Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

        (c)   Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

        (d)   carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

        (e)   pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

        (f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

        (g)   easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

        (h)   Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(h) or securing appeal or other surety bonds related to such judgments;

        (i)    Liens securing Indebtedness permitted under Section 8.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

        (j)    Liens arising under the SOW Receivables Securitization Documents.

        Notwithstanding the foregoing categories or amounts of Liens permitted to be created, incurred or assumed or to exist, in no event shall any such Lien be permitted to attach to or otherwise encumber in any manner at any time the LNP Contract.

        8.02    Investments.    Make any Investments, except:

        (a)   Investments held by the Borrower or such Subsidiary in the form of Liquid Assets;

        (b)   advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

        (c)   Investments of the Borrower in any Guarantor and Investments of any Guarantor in the Borrower or in another Guarantor;

        (d)   Investments of the Borrower in NeuLevel in accordance with the NeuLevel Stockholders' Agreement;

        (e)   Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

        (f)    Guarantees permitted by Section 8.03;

        (g)   other Investments not exceeding $2,500,000 in the aggregate in any fiscal year of the Borrower; provided that such Investments may be made in an amount not exceeding $5,000,000 in the aggregate in any fiscal year of the Borrower to the extent that (i) any amount of the aggregate purchase price of such Investments in excess of $2,500,000 is paid with equity interests of the Borrower, the valuation of which shall be determined by a committee composed of the members of the Board of Directors of the Borrower and, if requested by the Administrative Agent, determined to be a reasonable valuation by independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, and (ii) the Borrower provides the Administrative Agent with a Compliance Certificate giving pro forma effect to any Investment causing the aggregate purchase price of all Investments to exceed $2,500,000 in any fiscal year and evidencing compliance with the financial covenants set forth in Section 8.11 hereof as of the most recently ended four consecutive fiscal quarters; and

        (h)   any transaction contemplated by the SOW Receivables Securitization.

        8.03    Indebtedness.    Create, incur, assume or suffer to exist any Indebtedness, except:

        (a)   Indebtedness under the Loan Documents;

        (b)   Indebtedness outstanding on the date hereof and listed on Schedule 8.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; provided, however, that outstanding Indebtedness subordinated to the Obligations shall not be refinanced, refunded, renewed or extended except on subordination terms at least as favorable to the Lenders and no more restrictive on the Borrower than the subordinated Indebtedness being refinanced, and in an amount not less than the amount outstanding at the time of refinancing, and provided further, that no optional prepayment of principal or interest on the Lockheed Note shall be made without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed;

        (c)   any transaction contemplated by the SOW Receivable Securitization;

        (d)   Guarantees of the Borrower in respect of Indebtedness otherwise permitted hereunder of any Subsidiary and Guarantees of any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Subsidiary;

        (e)   obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

        (f)    Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 8.01(i); provided, however, that the aggregate amount of all such Indebtedness outstanding at any one time shall not exceed (i) $30,000,000 during the period from the Closing Date through and including December 31, 2002, (ii) $35,000,000 during the period from January 1, 2003 through and including August 15, 2003, and (iii) thereafter, if the Maturity Date is extended pursuant to Section 2.13, $40,000,000;

        (g)   unsecured Indebtedness in an aggregate principal amount not to exceed (i) $1,500,000 at any time outstanding during the period from the Closing Date through and including December 31, 2002 and (ii) $2,500,000 at any time outstanding after December 31, 2002;

        (h)   Indebtedness in respect of the Borrower's obligation to purchase outstanding shares of its capital stock pursuant to Section 6(e) of the NeuStar Stockholders' Agreement; provided that any promissory note evidencing any such Indebtedness shall contain subordination terms satisfactory to the Administrative Agent and provided further that no payment of principal or interest thereunder may be prepaid, defeased or otherwise satisfied prior to the due date thereof without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, and provided further that any such note having a principal amount in excess of $500,000 may not be issued any earlier than the date that is 170 days following the delivery of written notice of the Borrower's election to purchase Put Shares, as defined in the NeuStar Stockholders' Agreement; and

        (i)    the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

        8.04    Fundamental Changes.    Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

        (a)   any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person; and

        (b)   any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor.

        8.05    Dispositions.    Make any Disposition or enter into any agreement to make any Disposition, except:

        (a)   Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

        (b)   Dispositions of inventory in the ordinary course of business;

        (c)   Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

        (d)   Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

        (e)   Dispositions by the Borrower of LNP Receivables and SOW Receivables pursuant to the Receivables Transfer Agreement dated as of November 2, 2001;

        (f)    Dispositions permitted by Section 8.04;

        (g)   Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 8.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $1,000,000;

        (h)   Dispositions consisting of any sublease of the offices of the Borrower or its Subsidiaries in Washington, D.C. and Chicago, Illinois in connection with the closure of such offices by the Borrower and the Subsidiaries;

        (i)    Dispositions by the Borrower and its Subsidiaries consisting of licenses of software in the ordinary course of business;

provided, however, that any Disposition pursuant to clauses (a) through (c) and (f) and (g) shall be for fair market value.

        8.06    Restricted Payments.    Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

        (a)   each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

        (b)   the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other equity interests of such Person;

        (c)   the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other equity interests; and

        (d)   the Borrower may purchase, redeem or otherwise acquire shares of its common stock or other equity interests in accordance with the NeuStar Stockholders' Agreement as in effect on the Closing Date.

        8.07    Change in Nature of Business.    Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

        8.08    Transactions with Affiliates.    Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and (i) any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries and (ii) NeuLevel with respect to the operating agreement between the Borrower and NeuLevel and the arrangement between such parties with respect to the Borrower's application to become the registry for the ".ORG" domain and (b) any transaction contemplated under the SOW Receivables Securitization.

        8.09    Burdensome Agreements.    Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.03(g) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or any agreement contemplated by the SOW Receivables Securitization, but subject to the Intercreditor Agreement; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

        8.10    Use of Proceeds.    Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

        8.11    Financial Covenants.

        (a)    Consolidated Net Worth.    Permit Consolidated Net Worth at any time to be less than (i) $60,000,000, plus (ii) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities occurring after the Closing Date, provided, however, that restructuring costs in an aggregate amount up to $6,500,000 actually incurred by the Borrower or its Subsidiaries during the fiscal quarter ending September 30, 2002 in connection with the closure of certain offices of the Borrower or its Subsidiaries in Washington, D.C. and Chicago, Illinois shall not be taken into account in calculating Consolidated Net Worth.

        (b)    Operating Income from Numbering Line of Business.    Permit Operating Income, as defined by GAAP, less any amortization of the NANPA Contract Reserve, generated solely from the Numbering Line of Business to be less than $20,000,000 for the most recently ended four consecutive fiscal quarters of the Borrower.

        (c)    Quarterly Consolidated EBITDA.    Permit Consolidated EBITDA as of the end of any fiscal quarter to be less than the amounts set forth below:

Fiscal Quarter Ending	Consolidated EBITDA
September 30, 2002	$3,500,000
December 31, 2002	$3,500,000
March 31, 2003	$3,500,000
Each fiscal quarter ending thereafter	$4,000,000

        (d)    Liquid Assets.    Permit Liquid Assets at any time to be less than the amounts set forth below at any time during the corresponding period:

Time Period Ending	Liquid Assets
Closing Date through September 30, 2002	$5,000,000
October 1, 2002 through December 31, 2002	$3,000,000

        (e)    Consolidated Leverage Ratio.    If the Maturity Date has been extended pursuant to Section 2.13, permit the Consolidated Leverage Ratio (but excluding net income attributable to the

SOW Receivables) as of the end of each four-quarter period of the Borrower, beginning with the four-quarter period ending on June 30, 2003, to be greater than 2.5 to 1.00.

        8.12    Capital Expenditures.    Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and it Subsidiaries, $10,000,000 in each fiscal year; provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of such amount which is not expended in the fiscal year for which it is permitted above may be carried over for expenditure in the next following fiscal year.

        8.13    Subsidiary Securities.    Permit or allow to occur the issuance of any Subsidiary Securities to any Person other than the Borrower or any wholly-owned Subsidiary of the Borrower, except that NeuLevel may issue its Subsidiary Securities to its existing equity holders at any time provided that, as a result thereof, the Borrower and its wholly-owned Subsidiaries own not less than 90% of the outstanding Subsidiary Securities of NeuLevel, and the voting rights represented thereby, on a fully adjusted basis.

        8.14    Amendment of Stockholders' Agreements and Lockheed Note.    Amend or allow to occur any amendment to the NeuStar Stockholders' Agreement, the NeuLevel Stockholders' Agreement or the Lockheed Note that could reasonably be expected to have an adverse impact on the rights and interests of the Lenders without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

ARTICLE IX.
EVENTS OF DEFAULT AND REMEDIES

        9.01    Events of Default.    Any of the following shall constitute an Event of Default:

        (a)    Non-Payment.    The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

        (b)    Specific Covenants.    The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05, 7.10, 7.11 or 7.12 or Article VIII, provided, however, that the Borrower's failure to perform or observe any term, covenant or agreement contained in Sections 7.02 or 7.05 shall not constitute an Event of Default unless such failure has not been remedied within five Business Days after notice thereof from the Administrative Agent, provided that, with respect to Section 7.05, the Administrative Agent has received notice from the borrower of such Default pursuant to Section 7.03; or

        (c)    Other Defaults.    Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof from the Administrative Agent to the extent that the Administrative Agent has received notice from the Borrower of such Default pursuant to Section 7.03; or

        (d)    Representations and Warranties.    Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (a "Supplemental Document") shall be incorrect or misleading in any material respect when made or deemed made; or

        (e)    Cross-Default.    (i) The Borrower or any Subsidiary fails to (A) make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000, or (B) observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event (including without limitation such default or event described in (A) and (B)) is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after the giving of notice if required, or the passage of time or both, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $500,000; or (iii) there occurs a default or event of default under the DB Guaranty; or

        (f)    Insolvency Proceedings, Etc.    Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

        (g)    Inability to Pay Debts; Attachment.    (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

        (h)    Judgments.    There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $1,000,000 (in excess of the amount covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

        (i)    ERISA.    (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

        (j)    Invalidity of Loan Documents.    Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder and prior to the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

        (k)    Change of Control.    There occurs any Change of Control with respect to the Borrower; or

        (l)    LNP Contract.    There occurs any event of default under, or the loss by the Borrower of or significant adverse change to the Borrower's rights and privileges under, the LNP Contract; or

        (m)    SOW Receivables Securitization Documents.    There occurs any event of default under, or the loss by the Borrower of or significant change (other than by reason of set-off or the exercise of other rights and remedies by the carriers and other users under the LNP Contract in the ordinary course of business) to the Borrower's rights and privileges under, the SOW Receivables Securitization Documents that results, or would reasonably be expected to result in a diminution of payments under the LNP Receivables Tracking Certificate.

        9.02    Remedies Upon Event of Default.    If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

        (a)   declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

        (b)   declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

        (c)   require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

        (d)   exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

        9.03    Application of Funds.    After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

        First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

        Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

        Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

        Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

        Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

        Sixth, to payment of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the recipients, including amounts due to any of the Lenders or their affiliates in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or their affiliates on a pro rata basis according to the amounts owed; and

        Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

        Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE X.
ADMINISTRATIVE AGENT

        10.01    Appointment and Authorization of Administrative Agent.

        (a)   Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        (b)   The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

        10.02    Delegation of Duties.    The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        10.03    Liability of Administrative Agent.    No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

        10.04    Reliance by Administrative Agent.

        (a)   The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

        (b)   For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

        10.05    Notice of Default.    The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

        10.06    Credit Decision; Disclosure of Information by Administrative Agent.    Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent- Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

        10.07    Indemnification of Administrative Agent.    Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

        10.08    Administrative Agent in Its Individual Capacity.    Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

        10.09    Successor Administrative Agent.    The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and L/C Issuer and the respective terms "Administrative Agent" and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

        10.10    Administrative Agent May File Proofs of Claim.    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

        (a)   to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 11.04) allowed in such judicial proceeding; and

        (b)   to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 11.04.

        Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

        10.11    Collateral and Guaranty Matters.    The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

        (a)   to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold or otherwise Disposed of as part of or in connection with any transaction permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders; and

        (b)   to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

        Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11.

ARTICLE XI.
MISCELLANEOUS

        11.01    Amendments, Etc.    No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

        (a)   waive any condition set forth in Section 5.01(a) without the written consent of each Lender;

        (b)   extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

        (c)   postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

        (d)   reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

        (e)   change Section 2.12 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

        (f)    change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

        (g)   release any Guarantor from the Guaranty or release all or a material part of the Collateral without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

        11.02    Notices and Other Communications; Facsimile Copies.

        (a)    General.    Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i)  if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

           (ii)  if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid, addressed as aforesaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

        (b)    Effectiveness of Facsimile Documents and Signatures.    Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

        (c)    Limited Use of Electronic Mail.    Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

        (d)    Reliance by Administrative Agent and Lenders.    The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

        11.03    No Waiver; Cumulative Remedies.    No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        11.04    Attorney Costs, Expenses and Taxes.    The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 11.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

        11.05    Indemnification by the Borrower; Limitation of Liability.    Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, the Arranger, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever other than any non-third party related special, consequential, punitive or indirect damages not specifically provided for herein, which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or prospective claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it or any of its Subsidiaries, security holders or creditors as a result for any action taken or not taken by it arising out of, related to or taken in connection with any Loan Document or the consummation of the transactions contemplated hereby or the actual or proposed use of Loan or Letter of Credit proceeds, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of such Indemnitee, and in no event shall any Indemnitee be liable thereto for special, consequential, punitive or indirect damages nor shall any Indemnitee have any liability for any indirect, special, punitive or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). Without limitation of the foregoing, no Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through any information transmission systems in connection with this Agreement. All amounts due under this Section 11.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

        11.06    Payments Set Aside.    To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        11.07    Successors and Assigns.

        (a)   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment, participation or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (b)   Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and (v) Bank of America and its affiliates shall at all times maintain a majority of the Aggregate Commitments. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

        (c)   The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (d)   Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (c) and (d) of the first proviso to Section 11.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

        (e)   A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.15 as though it were a Lender.

        (f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        (g)   As used herein, the following terms have the following meanings:

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        (h)   Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

        11.08    Confidentiality.    Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors who need to know such Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, assets, properties, liabilities, operations or results of operations, financial condition, customers and suppliers, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        11.09 Set-off.    In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        11.10 Interest Rate Limitation.    Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

        11.11 Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11.12 Integration.    This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        11.13 Survival of Representations and Warranties.    All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

        11.14 Severability.    If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        11.15 Tax Forms.

  (a)
  (i)    Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

           (ii)  Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

          (iii)  The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

          (iv)  The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

          (b)   Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

          (c)   If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

        11.16 Governing Law.

          (a)   THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b)   ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION

  OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

        11.17 Waiver of Right to Trial by Jury.    EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NEUSTAR, INC.
By:	/s/ ROBERT P. DOWSKI

Name:	Robert P. Dowski
Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ ELIZABETH F. SHORE

Name:	Elizabeth F. Shore
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer
By:	/s/ ELIZABETH F. SHORE

Name:	Elizabeth F. Shore
Title:	Senior Vice President

AMENDMENT NO. 1 TO CREDIT AGREEMENT

        This Amendment No. 1 to Credit Agreement (this "Agreement") dated as of October 1, 2003 is made by and between NEUSTAR, INC., a Delaware corporation having its principal place of business in Sterling, Virginia (the "Borrower"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States ("Bank of America"), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the "Administrative Agent"), and each of the Lenders signatory hereto, and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.

W I T N E S S E T H:

        WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of August 14, 2002 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the "Credit Agreement"; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower a revolving credit facility, including a letter of credit facility; and

        WHEREAS, each of the Guarantors has entered into a Guaranty pursuant to which it has guaranteed the payment and performance when due of the obligations of the Borrower under the Credit Agreement and the other Loan Documents; and

        WHEREAS, the Borrower has advised the Administrative Agent and the Lenders that it desires to amend certain provisions of the Credit Agreement as set forth below and the Administrative Agent and the Lenders are willing to effect such amendment on the terms and conditions contained in this Agreement;

        NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Amendments to Credit Agreement.    Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

          A.    Amendment of Section 1.01.    The definitions of "DB Guaranty" and "DB Loan Agreement" are deleted in their entirety; the definitions of "Master Trust Agreement", "SOW Receivables Securitization", and "SOW Receivables Securitizations Documents" are amended and restated in their entirety to read as follows and new definitions of "BofA Credit Agreement", "BofA Guaranty", "Servicing Agreement" and "Transfer Agreement" are added, all to read as follows:

            "BofA Credit Agreement" means that certain credit agreement dated as of October 1, 2003, by and between NeuStar Funding and Bank of America, as from time to time hereafter amended, modified, supplemented, restated, or amended and restated.

            "BofA Guaranty" means the Parent Limited Guaranty dated as of October 1, 2003 by the Borrower in favor of Bank of America relating to the obligations of NeuStar Funding to Bank of America under the BofA Credit Agreement, as from time to time hereafter amended, modified, supplemented, restated, or amended and restated.

            "Master Trust Agreement" means the Amended and Restated Master Trust Agreement dated as of October 1, 2003, by and among NeuStar Funding, The Bank of New York, as trustee, and The Bank of New York (Delaware), as Delaware trustee, as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated.

            "SOW Receivables" shall have the meaning assigned thereto in the Transfer Agreement.

            "SOW Receivables Securitization" means the securitization of SOW Receivables pursuant to the SOW Receivables Securitization Documents.

            "SOW Receivables Securitization Documents" means (a) the BofA Credit Agreement, the BofA Guaranty and the other Loan Documents (as defined in the BofA Credit Agreement), each dated as of October 1, 2003, and (b) each other Bank Credit Agreement, as defined in the Master Trust Agreement, and all other agreements, documents and instruments relating to any of the transactions contemplated by any Bank Credit Agreement or delivered pursuant thereto, entered into from time to time relating to the securitization of the SOW Receivables, and (c) the Master Trust Agreement, the Servicing Agreement and the Transfer Agreement.

            "Servicing Agreement" means the Amended and Restated Servicing Agreement, dated as of October 1, 2003, by and among Bank of America, the Borrower, NeuStar Funding, NeuStar Master Trust and BNY Asset Solutions LLC, as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated.

            "Transfer Agreement" means the Amended and Restated Receivables Transfer Agreement dated as of October 1, 2003, by and between the Borrower and NeuStar Funding, as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated.

          B.    References to DB Guaranty and DB Loan Agreement.    All references to the DB Guaranty and the DB Loan Agreement are hereby deleted in their entirety and shall be deemed to be references, unless the context indicates otherwise, to the Transfer Agreement.

          C.    Amendment of Consolidated Net Worth Covenant.    The Consolidated Net Worth covenant set forth in Section 8.11(a) of the Credit Agreement is amended and restated to read as follows:

            (a)    Consolidated Net Worth.    Permit Consolidated Net Worth at any time to be less than (i) $60,000,000, plus (ii) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities occurring after the Closing Date, provided, however, that (i) restructuring costs in an aggregate amount up to $6,500,000 actually incurred by the Borrower or its Subsidiaries during the fiscal quarter ending September 30, 2002 in connection with the closure of certain offices of the Borrower or its Subsidiaries in Washington, D.C. and Chicago, Illinois and (ii) impairment charges in connection with the write-down of assets in an aggregate amount of up to $13,000,000 taken during the fiscal year ending December 31, 2002 shall not be taken into account in calculating Consolidated Net Worth.

          D.    Amendment of Section 9.01(e).    Section 9.1(e) of the Credit Agreement is amended to change the reference to "the DB Guaranty" in the last line thereof to "the BofA Guaranty".

        2.    Effectiveness; Conditions Precedent.    The effectiveness of this Agreement and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent:

          (a)   the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

              (i)  four (4) original counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent, each Guarantor and the Required Lenders;

             (ii)  such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request; and

          (b)   all fees and expenses payable to the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

2

        3.    Consent of the Guarantors.    Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor's payment and performance when due of the obligations thereunder upon and after the effectiveness of this Agreement and the amendments contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

        4.    Representations and Warranties.    In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

          5.     (a) The representations and warranties made by the Borrower in Article VI of the Credit Agreement and in each of the other Loan Documents to which it is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

          (b)   Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 7.01of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

          (c)   The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

          (d)   This Agreement has been duly authorized, executed and delivered by the Borrower and the Guarantors and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally; and

          (e)   No Default or Event of Default has occurred and is continuing.

        6.    Entire Agreement.    This Agreement, together with all the Loan Documents (collectively, the "Relevant Documents"), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.

        7.    Full Force and Effect of Agreement.    Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

        8.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

        9.    Governing Law.    This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be

3

performed entirely within such State, and shall be further subject to the provisions of Section 11.16 of the Credit Agreement.

        10.    Enforceability.    Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

        11.    References.    All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement, as amended hereby.

        12.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Guarantors and the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 11.07 of the Credit Agreement.

4

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:
NEUSTAR, INC.
By:	/s/ ROBERT DOWSKI
Name:	Robert Dowski
Title:	Chief Financial Officer
GUARANTORS:
BIZTELONE, INC.
By:	/s/ ROBERT DOWSKI
Name:	Robert Dowski
Title:	Chief Financial Officer
NIGHTFIRE ACQUISITION CORPORATION
By:	/s/ ROBERT DOWSKI
Name:	Robert Dowski
Title:	Chief Financial Officer

5

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ ELIZABETH F. SHORE
Name:	Elizabeth F. Shore
Title:	Senior Vice President

6

LENDERS:
BANK OF AMERICA, N.A.
By:	/s/ ELIZABETH F. SHORE
Name:	Elizabeth F. Shore
Title:	Senior Vice President

7

AMENDMENT NO. 2 TO CREDIT AGREEMENT

        This Amendment No. 2 to Credit Agreement (this "Agreement") dated as of August 30, 2004 is made by and between NEUSTAR, INC., a Delaware corporation having its principal place of business in Sterling, Virginia (the "Borrower"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States ("Bank of America"), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the "Administrative Agent"), and each of the Lenders signatory hereto, and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.

W I T N E S S E T H:

        WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of August 14, 2002, as amended by Agreement No. 1 to Credit Agreement dated as of October 1, 2003 (and as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the "Credit Agreement"; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower a revolving credit facility, including a letter of credit facility; and

        WHEREAS, the Maturity Date under the Credit Agreement is August 14, 2004; and

        WHEREAS, the Borrower desires to extend the Maturity Date for a 180-day period ending January 8, 2005; and

        WHEREAS, the Borrower has requested that the Credit Agreement be amended to reflect such extension in the Maturity Date, to eliminate certain reporting requirements regarding its various lines of business, to modify the pricing and to modify the capital expenditure covenant;

        NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.     Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

          A.    Amendment to Section 1.1 of the Credit Agreement. The definitions of "Applicable Rate" and "Maturity Date" are amended and restated in its entirety to read as follows:

          "Applicable Rate" means, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate, LIBOR Daily Floating Rate and Letter of Credit Fee	Base Rate
1	≤1.00:1	.300%	1.25%	.000%
2	>1.00:1 but ≤1.50:1	.375%	1.50%	.000%
3	>1.50:1 but ≤2.00:1	.425%	1.75%	.250%
4	>2.00:1	.500%	2.25%	.75%

  Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the third Business Day immediately following the date a Compliance Certificate is received by the Administrative Agent pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not received by the Administrative Agent when due in accordance with such Section, then pricing level 4 shall apply as of the third Business

  Day after the date on which such Compliance Certificate was required to have been delivered to the Administrative Agent until such Compliance Certificate is delivered.

    "Maturity Date" means January 8, 2005.

          B.    Amendment to Section 7.01 of the Credit Agreement. Sections 7.01(a) and (b) of the Credit Agreement are hereby amended to delete the words "as well as line of business level income statements (down to EBITDA level)" in the fourth and fifth lines of each such sections.

          C.    Amendment to Section 7.02(a) of the Credit Agreement. Section 7.02(a) of the Credit Agreement is hereby amended to delete the words "and line of business level income statements" in the third and fourth lines thereof.

          D.    Amendment to Section 8.11(b) of the Credit Agreement. Section 8.11(b) of the Credit Agreement is hereby deleted in its entirety.

          E.    Amendment to Section 8.12. Section 8.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        8.12    Capital Expenditures.    Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and it Subsidiaries, $20,000,000 in each fiscal year.

        2.     Effectiveness; Conditions Precedent. The effectiveness of this Agreement and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent:

          (a)   the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

      (i)
      four (4) original counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent, each Guarantor and the Required Lenders;

      (ii)
      such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request; and

          (b)   all fees and expenses payable to the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

        3.     Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor's payment and performance when due of the obligations thereunder upon and after the effectiveness of this Agreement and the amendments contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

        4.     Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

          (a)   The representations and warranties made by the Borrower in Article VI of the Credit Agreement and in each of the other Loan Documents to which it is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

2

          (b)   Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 7.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

          (c)   The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

          (d)   This Agreement has been duly authorized, executed and delivered by the Borrower and the Guarantors and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally; and

          (e)   No Default or Event of Default has occurred and is continuing.

        5.     Entire Agreement. This Agreement, together with all the Loan Documents (collectively, the "Relevant Documents"), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.

        6.     Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

        7.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

        8.     Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Section 11.16 of the Credit Agreement.

        9.     Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

        10.   References. All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement, as amended hereby.

        11.   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Guarantors and the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 11.07 of the Credit Agreement.

[Signatures on following page.]

3

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Credit Agreement to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:
NEUSTAR, INC.
By:	/s/ ILLEGIBLE
Name:

Title:

GUARANTORS:
BIZTELONE, INC.
By:	/s/ JEFFREY BUBKA
Name:	Jeffrey Bubka
Title:	Chief Financial Officer
NIGHTFIRE ACQUISITION CORPORATION
By:	/s/ JEFFREY BUBKA
Name:	Jeffrey Bubka
Title:	Chief Financial Officer

1

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ ELIZABETH F. SHORE
Name:	Elizabeth F. Shore
Title:	Senior Vice President

2

LENDERS:
BANK OF AMERICA, N.A.
By:	/s/ ELIZABETH F. SHORE
Name:	Elizabeth F. Shore
Title:	Senior Vice President

3

QuickLinks

TABLE OF CONTENTS
CREDIT AGREEMENT
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS
Applicable Rate
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY
ARTICLE IV. SECURITY
ARTICLE V. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
ARTICLE VI. REPRESENTATIONS AND WARRANTIES
ARTICLE VII. AFFIRMATIVE COVENANTS
ARTICLE VIII. NEGATIVE COVENANTS
ARTICLE IX. EVENTS OF DEFAULT AND REMEDIES
ARTICLE X. ADMINISTRATIVE AGENT
ARTICLE XI. MISCELLANEOUS
AMENDMENT NO. 1 TO CREDIT AGREEMENT
AMENDMENT NO. 2 TO CREDIT AGREEMENT
W I T N E S S E T H
Applicable Rate